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                                                                    EXHIBIT 10.8




                         WHEELING-PITTSBURGH CORPORATION

                      2003 MANAGEMENT RESTRICTED STOCK PLAN
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                                TABLE OF CONTENTS


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
1.    Purpose........................................................   1

2.    Definitions....................................................   1

3.    Term of the Plan...............................................   2

4.    Stock Subject to the Plan......................................   2

5.    Administration.................................................   3

6.    Authorization and Eligibility..................................   3

7.    Specific Terms of Awards.......................................   3

8.    Adjustment Provisions..........................................   5

9.    Settlement of Awards...........................................   6

10.   Reservation of Stock...........................................   8

11.   No Special Employment or Other Rights..........................   8

12.   Nonexclusivity of the Plan.....................................   8

13.   Termination and Amendment of the Plan..........................   9

14.   Notices and Other Communications...............................   9

15.   Governing Law..................................................   9


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                         WHEELING-PITTSBURGH CORPORATION

                      2003 MANAGEMENT STOCK INCENTIVE PLAN

1.    PURPOSE

      This Plan is intended to encourage ownership of Common Stock by selected management of the Company and its Affiliates, and to provide additional incentive for them to promote the success of the Company's business, through the grant of Restricted Stock.

2.    DEFINITIONS

      As used in this Plan, the following terms shall have the following meanings:

      2.1. Acquisition means any merger or consolidation of the Company with or into another person or the sale, transfer, or other disposition of all or substantially all of the Company's assets to one or more other persons in a single transaction or series of related transactions, unless securities possessing more than 50% of the total combined voting power of the survivor's or acquiror's outstanding securities (or the securities of any parent thereof) are held by a person or persons who held securities possessing more than 50% of the total combined voting power of the Company immediately prior to that transaction, or

      2.2. Affiliate means any corporation, partnership, limited liability company, business trust, or other entity controlling, controlled by or under common control with the Company.

      2.3. Award means of any grant of Restricted Stock under this Plan to a Participant.

      2.4. Board means the Company's Board of Directors.

      2.5. Change of Control means the occurrence of either of the following:

            (a) any person or group of persons (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended and in effect from time to time), other than the Company or an Affiliate, directly or indirectly acquires beneficial ownership (determined pursuant to Securities and Exchange Commission Rule 13d-3 promulgated under the said Exchange Act) of securities possessing more than 50% of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders that the Board does not recommend such stockholders to accept, or

            (b) over a period of 36 consecutive months or less, there is a change in the composition of the Board such that a majority of the Board members (rounded up to
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the next whole number, if a fraction) ceases, by reason of one or more proxy contests for the election of Board members, to be composed of individuals who either (A) have been Board members continuously since the beginning of that period, or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in the preceding clause (A) who were still in office at the time that election or nomination was approved by the Board.

      2.6. Committee means any committee of the Board delegated responsibility by the Board for the administration of the Plan, as provided in Section 5 of the Plan. For any period during which no such committee is in existence, "Committee" shall mean the Board and all authority and responsibility assigned to the Committee under the Plan shall be exercised, if at all, by the Board.

      2.7. Common Stock or Stock means common stock, par value $0.01 per share, of the Company.

      2.8. Company means Wheeling-Pittsburgh Corporation, a corporation organized under the laws of the State of Delaware.

      2.9. Participant means any holder of an outstanding Award under the Plan.

      2.10. Plan means this 2003 Management Restricted Stock Plan of the Company, as amended from time to time, and including any attachments or addenda hereto.

      2.11. Restricted Stock means a grant of shares of Common Stock to a Participant subject to a Risk of Forfeiture.

      2.12. Restriction Period means the period of time during which the shares of Restricted Stock are subject to Risk of Forfeiture.

      2.13. Risk of Forfeiture means a limitation on the right of the Participant to retain Restricted Stock arising because of the occurrence or non-occurrence of specified events or conditions.

3.    TERM OF THE PLAN

      Unless the Plan shall have been earlier terminated by the Board, Awards may be granted under this Plan at any time in the period commencing on the date of approval of the Plan by the Board and ending immediately prior to the tenth anniversary of the earlier of the adoption of the Plan by the Board or approval of the Plan by the Company's stockholders. Awards granted pursuant to the Plan within that period shall not expire solely by reason of the termination of the Plan.

4.    STOCK SUBJECT TO THE PLAN

      At no time shall the number of shares of Common Stock issued pursuant to or subject to outstanding Awards granted under the Plan exceed 500,000 shares of Common
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Stock; subject, however, to the provisions of Section 8 of the Plan. For purposes of applying the foregoing limitation, if any Award of Restricted Stock is forfeited by the recipient, the shares forfeited by the recipient shall again be available for Awards to be granted under the Plan. Shares of Common Stock issued pursuant to the Plan may be either authorized but unissued shares or shares held by the Company in its treasury.

5.    ADMINISTRATION

      The Plan shall be administered by the Committee; provided, however, that at any time and on any one or more occasions the Board may itself exercise any of the powers and responsibilities assigned the Committee under the Plan and when so acting shall have the benefit of all of the provisions of the Plan pertaining to the Committee's exercise of its authorities hereunder. Subject to the provisions of the Plan, the Committee shall have complete authority, in its discretion, to make or to select the manner of making all determinations with respect to each Award to be granted by the Company under the Plan. In making such determinations, the Committee may take into account the nature of the services rendered by the respective employees, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee's determinations made in good faith on matters referred to in the Plan shall be final, binding and conclusive on all persons having or claiming any interest under the Plan or an Award made pursuant to hereto.

6.    AUTHORIZATION AND ELIGIBILITY

      The Committee may grant from time to time and at any time prior to the termination of the Plan one or more Awards to any officer or other management employee of one or more of the Company and its Affiliates.

      Each grant of an Award shall be subject to all applicable terms and conditions of the Plan, and such other terms and conditions, not inconsistent with the terms of the Plan, as the Committee may prescribe. No prospective Participant shall have any rights with respect to an Award, unless and until such Participant shall have complied with the applicable terms and conditions of such Award.

7.    SPECIFIC TERMS OF AWARDS

      7.1. Restricted Stock.

            (a) Purchase Price. Awards of Restricted Stock shall be issued under the Plan solely in consideration of the Participant's performance of services. Except as may be required to ensure any shares of Common Stock are validly issued and non-assessable, no cash purchase price shall be required in connection with the grant of Awards under this Plan.
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            (b) Issuance of Certificates. Each Participant receiving an Award, subject to subsection (c) below, shall be issued one or more stock certificates in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and, if applicable, shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award substantially in the following form:

      The transferability of this certificate and the shares represented by this certificate are subject to the terms and conditions of the Wheeling-Pittsburgh Corporation 2003 Management Restricted Stock Plan. Copies of such Plan are on file in the offices of the Company.

            (c) Escrow of Shares. All stock certificates evidencing shares of Restricted Stock, together with a stock power, endorsed in blank, relating to the Stock covered by such Award, shall be held in custody by a designated escrow agent (which may but need not be the Company) until the Risk of Forfeiture applicable thereto shall have lapsed. If and when the Restriction Period as to any Restricted Stock covered by an Award lapses without a prior forfeiture of the Restricted Stock, the certificates for such shares shall be delivered to the Participant promptly.

            (d) Restrictions on Transfer. During the Restriction Period applicable to Restricted Stock covered by an Award, neither such Restricted Stock nor any beneficial interest therein may be sold, transferred, assigned, pledged, encumbered or otherwise disposed of in any way at any time (including, without limitation, by operation of law) other than (i) to the Company or its assignees or (ii) to any other person on (but only upon) death by will, bequest or operation of law.

            (e) Rights Pending Lapse of Risk of Forfeiture or Forfeiture of Award. Except as otherwise provided in the Plan at all times prior to lapse of the Risk of Forfeiture applicable to, or forfeiture of, an Award of Restricted Stock, the Participant shall have all of the rights of a stockholder of the Company, including the right to vote, and the right to receive any dividends with respect to, the shares of Restricted Stock. At any time and from time to time the Committee, as determined at the time of Award, may permit or require the payment of any cash dividends otherwise due in respect of an Award of Restricted Stock to be deferred and, if the Committee so determines, reinvested in additional Restricted Stock (at its then Market Value) to the extent shares are available under Section 4.

            (f) Lapse of Restrictions; In General. The Risk of Forfeiture and Restriction Period as to an Award shall lapse as follows:

                  (i) As to one-third of the Restricted Stock covered by the Award, on each of the first, second, and third anniversaries of the date such Award was granted; provided, the recipient of such Award has been continuously employed by the Company or an Affiliate from the date such Award was granted until such anniversary; and

                  (ii) Immediately in full upon any Change of Control.
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            (g) Lapse of Restrictions; Discretionary Acceleration. The Committee
may, in advance of, at the time of, or at any time after, an Acquisition, subject to and upon such terms as the Committee may deem appropriate, provide that the Risk of Forfeiture and Restriction Period as to any or all then outstanding Awards shall lapse, effective at the time of the Acquisition, or at such time following the Acquisition that the employment of the Participant or Participants that hold such Awards terminates, or at such other time or times as the Committee shall determine. The Committee may in addition at any time and from time to time, subject to and upon such terms as the Committee may deem appropriate and for the benefit of one, some or all then Participants, provide that the Risk of Forfeiture and Restriction Period as to some or all outstanding Awards held by such Participant or Participants will lapse at such earlier time or times as the Committee may determine.

            (h) Forfeiture on Termination of Association with the Company. Upon termination of a Participant's employment or other association with the Company and its Affiliates for any reason during the Restriction Period, including because of the Participant's employer ceasing to be an Affiliate during the Restriction Period, all shares of Restricted Stock still subject to Risk of Forfeiture shall be forfeited and returned to the Company. Military or sick leave or other bona fide leave shall not be deemed a termination of employment or other association, if it does not exceed the longer of ninety (90) days or the period during which the absent Participant's reemployment rights, if any, are guaranteed by statute or by contract.

      7.2. Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan granted to a Participant who is, at the time of grant or during the term of the Award, resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that the Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant's residence or employment abroad, shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 7.2 in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation.

8.    ADJUSTMENT PROVISIONS

      8.1. Adjustment for Corporate Actions. The share numbers set forth in the Plan reflect the capital structure of the Company as of the effective date of the Company's Plan of Reorganization in 2003. If subsequent to that date the outstanding shares of Common Stock (or any other securities covered by the Plan by reason of the prior application of this Section) are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all the property of
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the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other distribution with respect to such shares of Common Stock, or other securities, an appropriate and proportionate adjustment will be made in (i) the maximum numbers and kinds of shares provided in Section 4, and (ii) the numbers and kinds of shares or other securities subject to the then outstanding Awards.

      8.2. Related Matters. Any adjustment in Awards made pursuant to this
Section 8 shall be determined and made, if at all, by the Committee and shall include any correlative modification of terms which the Committee may deem necessary or appropriate so as to ensure the rights of the Participants in their respective Awards are not substantially diminished nor enlarged as a result of the adjustment and corporate action other than as expressly contemplated in this
Section 8.

9.    SETTLEMENT OF AWARDS

      9.1. Violation of Law. Notwithstanding any other provision of the Plan if, at any time, in the reasonable opinion of the Company, the issuance of shares of Common Stock covered by an Award may constitute a violation of law, then the Company may delay such issuance and the delivery of a certificate for such shares until (i) approval shall have been obtained from such governmental agencies, other than the Securities and Exchange Commission, as may be required under any applicable law, rule, or regulation and (ii) in the case where such issuance would constitute a violation of a law administered by or a regulation of the Securities and Exchange Commission, one of the following conditions shall have been satisfied:

            (a) the shares are at the time of the issue of such shares effectively registered under the Securities Act of 1933; or

            (b) the Company shall have determined, on such basis as it deems appropriate (including an opinion of counsel in form and substance satisfactory to the Company) that the sale, transfer, assignment, pledge, encumbrance or other disposition of such shares or such beneficial interest, as the case may be, does not require registration under the Securities Act of 1933, as amended or any applicable State securities laws.

The Company shall make all reasonable efforts to bring about the occurrence of said events.

      9.2. Corporate Restrictions on Rights in Stock. Any Stock to be issued pursuant to Awards granted under the Plan shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the charter, certificate or articles, and by-laws, of the Company.

      9.3. Investment Representations. The Company shall be under no obligation to issue any shares covered by any Award unless the shares to be issued pursuant to Awards granted under the Plan have been effectively registered under the Securities Act of 1933, as amended, or the Participant shall have made such written representations to the Company (upon which the Company believes it may reasonably rely) as the Company
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may deem necessary or appropriate for purposes of confirming that the issuance of such shares will be exempt from the registration requirements of that Act and any applicable state securities laws and otherwise in compliance with all applicable laws, rules and regulations, including but not limited to that the Participant is acquiring the shares for his or her own account for the purpose of investment and not with a view to, or for sale in connection with, the distribution of any such shares.

      9.4. Registration. If the Company shall deem it necessary or desirable to register under the Securities Act of 1933, as amended or other applicable statutes any shares of Stock issued or to be issued pursuant to Awards granted under the Plan, or to qualify any such shares of Stock for exemption from the Securities Act of 1933, as amended or other applicable statutes, then the Company shall take such action at its own expense. The Company may require from each recipient of an Award, or each holder of shares of Stock acquired pursuant to the Plan, such information in writing for use in any registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for that purpose and may require reasonable indemnity to the Company and its officers and directors from that holder against all losses, claims, damage and liabilities arising from use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made. In addition, the Company may require of any such person that he or she agree that, without the prior written consent of the Company or the managing underwriter in any public offering of shares of Stock, he or she will not sell, make any short sale of, loan, grant any option for the purchase of, pledge or otherwise encumber, or otherwise dispose of, any shares of Common Stock during the 180 day period commencing on the effective date of the registration statement relating to the underwritten public offering of securities. Without limiting the generality of the foregoing provisions of this
Section 9.4, if in connection with any underwritten public offering of securities of the Company the managing underwriter of such offering requires that the Company's directors and officers enter into a lock-up agreement containing provisions that are more restrictive than the provisions set forth in the preceding sentence, then (a) each holder of shares of Stock acquired pursuant to the Plan (regardless of whether such person has complied or complies with the provisions of clause (b) below) shall be bound by, and shall be deemed to have agreed to, the same lock-up terms as those to which the Company's directors and officers are required to adhere; and (b) at the request of the Company or such managing underwriter, each such person shall execute and deliver a lock-up agreement in form and substance equivalent to that which is required to be executed by the Company's directors and officers.

      9.5. Placement of Legends; Stop Orders; etc. Each share of Common Stock to be issued pursuant to Awards granted under the Plan may bear a reference to the investment representation made in accordance with Section 9.3 in addition to any other applicable restriction under the Plan and to the fact if applicable that no registration statement has been filed with the Securities and Exchange Commission in respect to such shares of Common Stock. All certificates for shares of Common Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other
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restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

      9.6. Tax Withholding. Whenever shares of Stock are issued pursuant to Awards granted under the Plan, or when the applicable Risk of Forfeiture as to those shares of Stock shall lapse, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy federal, state, local or other withholding tax requirements if, when, and to the extent required by law (whether so required to secure for the Company an otherwise available tax deduction or otherwise) prior to the delivery of any certificate or certificates for such shares. The obligations of the Company under the Plan shall be conditional on satisfaction of all such withholding obligations and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the recipient of an Award.

10.   RESERVATION OF STOCK

      The Company shall at all times during the term of the Plan granted hereunder reserve or otherwise keep available such number of shares of Stock as will be sufficient to satisfy the requirements of the Plan (if then in effect) and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

11.   NO SPECIAL EMPLOYMENT OR OTHER RIGHTS

      Nothing contained in the Plan shall confer upon any recipient of an Award any right with respect to the continuation of his or her employment or other association with the Company (or any Affiliate), or interfere in any way with the right of the Company (or any Affiliate), subject to the terms of any separate employment or consulting agreement or provision of law or corporate charter, certificate or articles, or by-laws, to the contrary, at any time to terminate such employment or consulting agreement or to increase or decrease, or otherwise adjust, the other terms and conditions of the recipient's employment with the Company and its Affiliates.

12.   NONEXCLUSIVITY OF THE PLAN

      Neither the adoption of the Plan by the Board nor, if applicable, the submission of the Plan to the stockholders of the Company shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation, the granting of stock options and restricted stock other than under the Plan, and such arrangements may be either applicable generally or only in specific cases.
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13.   TERMINATION AND AMENDMENT OF THE PLAN

      The Board may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable. Unless the Board otherwise expressly provides, no amendment of the Plan shall affect the terms of any Award outstanding on the date of such amendment. In any case, no termination or amendment of the Plan may, without the consent of any recipient of an Award granted hereunder, adversely affect the rights of the recipient under such Award.

      The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, provided that the Award as amended is consistent with the terms of the Plan, but no such amendment shall impair the rights of the recipient of such Award without his or her consent.

14.   NOTICES AND OTHER COMMUNICATIONS

      Any notice, demand, request or other communication hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, or telecopied with a confirmation copy by regular, certified or overnight mail, addressed or telecopied, as the case may be, (i) if to the recipient of an Award, at his or her residence address last filed with the Company and (ii) if to the Company, at its principal place of business, addressed to the attention of its Treasurer, or to such other address or telecopier number, as the case may be, as the addressee may have designated by notice to the addressor. All such notices, requests, demands and other communications shall be deemed to have been received: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of mailing, when received by the addressee; and (iii) in the case of facsimile transmission, when confirmed by facsimile machine report.

15.   GOVERNING LAW

      The Plan and actions taken thereunder shall be governed, interpreted and enforced in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof.